UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 7, 2006 (November 1, 2006)

St. Mary Land & Exploration Company

(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1776 Lincoln Street, Suite 700, Denver, Colorado 80203

(Address of principal executive offices)           (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On November 1, 2006, St. Mary Land & Exploration Company (“St. Mary”) entered into an agreement for the acquisition by St. Mary of oil and gas properties located in West Texas in exchange for a purchase price of $250 million in cash. The parties to the agreement are St. Mary Land & Exploration Company, Henry Petroleum LP, Henry Holding LP, and Entre Energy Partners LP. The agreement also covers the relatively small interests of several other individuals in the properties to be acquired. St. Mary attributes 78.1 BCFE of estimated proved net reserves to the properties. A third party has a contractual right to purchase up to an undivided 20 percent of the working interests to be acquired in the transaction. This right to purchase must be exercised concurrent with the closing of the agreement. Assuming that St. Mary retains 100 percent of the transaction, it will operate 100 percent of the properties, with an average working interest of 95 percent and a net revenue interest of 71 percent. The agreement provides for a due diligence review of the properties by St. Mary and a scheduled closing by December 15, 2006, with the transaction to be effective under the agreement as of November 1, 2006.

This report contains forward looking statements within the meaning of securities laws. The words “will” and “estimate” and similar expressions are intended to identify forward looking statements. Although St. Mary believes the expectations reflected in these statements are reasonable, it can give no assurance that they will prove to be correct. These statements involve known and unknown risks, which may cause St. Mary’s actual results to differ materially from results expressed or implied by the forward looking statements. These risks include such factors as the pending nature of the reported agreement for the acquisition of oil and gas properties and the ability to complete the acquisition, the uncertain nature of the expected benefits from the acquisition of oil and gas properties and the ability to successfully integrate acquisitions, the imprecise nature of estimating oil and gas reserves, the volatility and level of oil and natural gas prices, and other such matters discussed in the “Risk Factors” section of St. Mary’s 2005 Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC. Although St. Mary may from time to time voluntarily update its prior forward looking statements, it disclaims any commitment to do so except as required by securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. MARY LAND & EXPLORATION COMPANY

Date: November 7, 2006	By: /s/ DAVID W. HONEYFIELD
David W. Honeyfield
Vice President – Chief Financial Officer, Secretary
and Treasurer